                                                                     EXHIBIT 4.1


CALLABLE COMMON STOCK                                      CALLABLE COMMON STOCK

                           [GENOMIC SOLUTIONS LOGO]

                                                               CUSIP 37243R 10 9

                             GENOMIC SOLUTIONS INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                             SEE REVERSE FOR CERTAIN DEFINITIONS



      This Certifies that





      is the registered holder of


           FULLY PAID NONASSESSABLE SHARES OF CALLABLE COMMON STOCK,
                         PAR VALUE $0.001 PER SHARE, OF

                            GENOMIC SOLUTIONS, INC.

                              CERTIFICATE OF STOCK


transferable on the books of the Corporation or its agent by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.



   Witness the seal of the Corporation and the signatures of its duly authorized officers.


Dated:



/s/ Steven J. Richvalsky                              /s/ Jeffrey S. Willimas
-------------------------                             ------------------------
CHIEF FINANCIAL OFFICER,                              PRESIDENT AND CHIEF
TREASURER AND SECRETARY                               EXECUTIVE OFFICER



                         [GENOMIC SOLUTIONS, INC. SEAL]

                             Countersigned and Registered:
                                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                             (New York, New York)
                                                    Transfer Agent and Registrar


                                                              Authorized Officer
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                             GENOMIC SOLUTIONS INC.



         The shares of callable common stock represented hereby are subject to
(I) redemption at the option of the corporation during the periods, at the prices and on the terms and conditions specified in the corporation's Third Amended and Restated Certificate of Incorporation, as the same may be amended and/or restated from time to time (the "Certificate of Incorporation") and (II) conversion into common stock, par value $.001, of the corporation on the date specified, and upon the terms and conditions set forth in, such Certificate of Incorporation. After notification of the corporation's exercise or its redemption option, the shares represented by this certificate shall cease to be outstanding for all purposes and the holder hereof shall be entitled to receive only the redemption price of such shares, without interest. After conversion this certificate shall represent the shares of Common Stock into which the shares of Callable Common Stock represented hereby shall have been converted, and this certificate may be exchanged for a new certificate representing such shares of Common Stock.



         The following abbreviations, when used in the Inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common                                UNIF GIFT MIN ACT -            Custodian
                                                                                          -------------------------------
         TEN ENT - as tenants by the entireties                                              (Cust)               (Minor)
         JT TEN  - as joint tenants with right of survivorship                             under Uniform Gifts to Minors
                   and not as tenants in common                                            Act
                                                                                              -------------
                                                                                                 (State)

    Additional abbreviations may also be used though not in the above list.


                                 TRANSFER FORM

          COMPLETE THIS FORM ONLY WHEN TRANSFERRING TO ANOTHER PERSON


         For value received,                                              hereby
                            ----------------------------------------------
sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------------------------------------------------
                                         (please typewrite name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                          Shares
--------------------------------------------------------------------------
represented by the within certificate and do hereby irrevocable constitute and appoint

                                                                      , attorney
---------------------------------------------------------------------
to transfer the name on the books of the within-named Corporation, with full power of substitution in the premises.


Dated
      ----------------------------------------


                                           -------------------------------------
                                                        SIGNATURE(S)
                                           NOTICE: The signature(s) to this
                                           assignment must correspond with the
                                           name as written upon the face of the
                                           certificate in every particular,
                                           without alteration or enlargement or
                                           any charge whatever.


Signature(s) Guaranteed:


By
  ------------------------------------------------------------
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK, BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-16.